Exhibit 99.2

Fiscal Year and Fourth Quarter 2008 Financial Results
Prepared Remarks

Forward-looking Statements

Our comments today may include forward-looking statements related to Vignette that involve risks and uncertainties, including, but not limited to, quarterly fluctuations in results, management of growth, market acceptance of certain products, integration of acquisitions, general economic conditions and other risks.

These risks are discussed in the Company’s Form 10-K and in our quarterly reports filed from time to time with the Securities and Exchange Commission. Please be cautioned that the forward-looking statements are not guarantees of future performance and actual results may differ materially from management’s expectations.  In addition, unfavorable changes in economic conditions may affect the company's current expectations.

Furthermore, our discussion includes certain non-GAAP financial measures, in an effort to provide additional financial information to investors.  All non-GAAP measures have been reconciled to their related GAAP measures in accordance with SEC rules.  Such reconciliation is included with our results and is in our earnings press release available on our Web site as well as in the Form 8-K filed with the SEC.

Opening Remarks

2008 was a challenging year.  It was tough for Vignette and tough for the global economy.  Despite the challenges, Vignette was able to demonstrate management control by delivering operating profit and positive cash flow for the year while making some important progress in key areas of our business.

As we look forward to 2009, the marketplace is obviously disrupted and full of economic uncertainty. This could affect our financial performance. We will have to manage through it carefully by planning conservatively, investing prudently and making the necessary operational adjustments along the way in an effort to maintain profitability and positive cash flow for the coming fiscal year.

However not all disruption is negative.  We believe that 2009 offers opportunities to address some fundamental challenges in the business as we work to restore license revenue growth.

We also believe the recent Autonomy acquisition of Interwoven will provide an interesting market dynamic.

Financial Highlights - Q4 2008

Revenue Analysis

For the fourth quarter, total revenues were $37.2 million, down 29.4% from Q4 last year.

License revenue for the quarter was $7.3 million and represented 19.5% of total revenue. We had two large deals in excess of $1 million during the quarter.

During the quarter our average sales price for all deals was $156,000 versus $191,000 in the third quarter.

The economy clearly affected our ability to close business in the quarter as we had a number of large opportunities that slipped out of the quarter or were put on indefinite hold.

Total services revenue decreased by about $4.7 million, or 13.6% over Q4 last year.

Professional services revenues totaled $10.7 million, down 23.7% from Q4 2007 and down 21.9% from Q3 2008.  This decrease is due primarily to lower amounts of services projects as a consequence of the lower license revenue throughout the past year with the remainder due to a stronger dollar versus last year and Q3 2008.

Maintenance revenues totaled $18.9 million this quarter, down 8.2% from Q4 2007 and down 7.1% sequentially from Q3 2008. The vast majority of this revenue decline can be explained by a stronger dollar versus last year and Q3 2008 with the remainder due to lower license revenue throughout the past year.   Maintenance renewals continue to be between 85% and 90%.

Revenue generated from our international operations represented 37% of total revenue during Q4 versus 39% in Q3 2008 and 32% in Q4 of last year.

Cost Analysis

In total, our operating expenses were down $6.8 million or 21% from Q4 2007.  This was largely driven by lower sales and marketing expense as well as declines in R&D and G&A costs.

Sales and marketing expenses decreased $6.5 million or 35% from Q4 2007.  The decrease is due to the headcount reductions taken in Q3 and Q4 2008, lower commissions due to lower license revenue and lower expenses due to foreign currency movements in Q3 and Q4 2008.

R&D decreased slightly versus last year, $900,000 or 12% from Q4 2007.

G&A decreased $600,000 or 13% from Q4 2007.

Included in our Q4 2008 GAAP costs is $1.3 million dollars in restructuring costs related to employee separation costs as the company took action in December to reduce the overall cost structure.

Net Income Analysis

Other income is down slightly from last year’s trend due to lower cash balances and falling interest rates.

After other income and taxes, our GAAP loss was $229,000 or 1 cent per share.

After non-GAAP adjustments, our non-GAAP net income was $2.2 million or 9 cents per share. Adjustments we make for GAAP to non-GAAP are given in a special table in our press release. Key items are amortization of intangibles and acquired technology, stock option expense, restructuring expenses and other one-time events.

Full-Year Results

Turning now to the full-year results, total revenue was $169.5 million, down 11.6% from the prior year.

On a GAAP basis, for the full-year 2008 we incurred a net loss of $6.3 million, or 27 cents per share on a fully diluted basis.  The decrease in year-over-year income was primarily driven by lower operating margins and the $7.4 million deferred tax credit adjustment taken in Q4 2007.

On a non-GAAP basis, for the full-year 2008 our net income was $7.0 million, or 29 cents per share on a fully diluted basis.

Other

Our cash and investments remain strong at the end of the quarter at $139 million, which is down $4.9 million from the end of the Q3 2008 period and down $36.4 million from the end of the Q4 2007 period.

$3.2 million of the decline in cash balances versus the third quarter was due to revaluation of foreign cash balances at stronger USD rates.  We retain some cash balances in the UK and Australia where we have significant operations.  Both of those currencies weakened significantly versus the dollar in Q4 2008.  During the quarter, we also used approximately $1.1 million of cash flow from operations.

The primary drivers to the year-over-year decline in the balance of cash and investments was $33.5 million of cash that was used for the share buyback program and $7.0 million in cash was used to finance the acquisition of Vidavee.  During the year, we generated approximately $8 million of cash flow from operations.

DSOs decreased from 61 in Q3 to 60 in Q4.  Total headcount was 643 at the end of the quarter, decreasing 24 from both last quarter and from last year.

2008 Accomplishments

Despite challenges, Vignette made noticeable progress in key areas in 2008.

Products

Vignette delivered nine new product releases and 10 product upgrades in 2008. These product releases balanced innovations in social media and web experience optimization with the introduction of new features to enhance the customer experience.  In support of social media innovation, we released Vignette Community Services and Vignette Community Applications. Our Web experience optimization leadership was evident with Vignette Recommendations, which was named Best New Web 2.0 Technology by Incisive Media.   Recommendations and our Vignette Video Services also represent our first on-demand offerings to the market.

Our focus on industry-specific products is supported by releases such as Vignette Media 7.0, which delivers a unique solution for the communications, media and entertainment sectors.  Vignette Content Management 7.6 was released in Q4 2008. It included numerous customer-centric upgrades and reduced the complexities surrounding the administration and deployment of the product.

Vignette’s product innovation was recognized by the industry in 2008.  In addition to our award for Vignette Recommendations, KMWorld honored Vignette for the fifth consecutive year by naming Vignette Business Integration Studio as one of its trend-setting products of 2008. Our leadership in the market was validated when the fifth annual eContent 100 named Vignette as one of the companies that matter most in the digital content industry.

Customer Success

Vignette also had a good year in terms of customer successes.  More than 30 Vignette customers won awards in 2008 and we are proud to be the company bringing their content to life.  Here are two examples of the awards. Our customer, the U. S. Department of Labor, was included in the top-10 government agency information technologies for its Web site that provides access to benefits for more than 1,000 federal and state-administered programs. Also, two of the top-10 intranet sites ranked by the Nielsen Norman Group are powered by Vignette.  The Nielsen Norman Group ranks the top intranets based on usability and design.

2008 Observations

There were several issues that impacted our performance in 2008, such as intense competition and general economic conditions. Some of these were outside of our control. However, other things are within our control such as improving and modernizing our sales and marketing.

2008 Cost Reductions

In previous earnings calls, we discussed efforts that we took to reallocate and adjust investments. Towards the end of 2008, we took additional action to target a 10% reduction in our overall cost, year over year. These moves included a moderate reduction in force and a cut-back in certain discretionary expense.  These actions, along with other operational adjustments, allowed us to deliver operating profits and positive cash flow during fiscal 2008.

2009

Market Opportunity

The market opportunity is there for Vignette to grow our business in 2009. IDC stated that content management software spend will be $4.6 billion worldwide in 2009, with a projected compound annual growth rate of 10.2% over the next five years.  Gartner stated that software for the management of images and video is the fastest-growing segment of the content management market, with just 44 percent of enterprises having such products today but 22 percent intending to install it in 2009. The market for our products is clearly present and growing.

Initiatives

Vignette will continue to focus energy and investments on improving our overall go-to-market. We have identified several areas of focus for 2009.

The first is lead management.  Quality leads are fuel for the sales force.  Vignette is in the process of implementing lead management best practices such as lead scoring, systematic routing and the use of online tactics to pull in prospects. This will improve lead generation by enabling Vignette and the sales force to 1.) recognize where customers and prospects are in the sales process, 2.) communicate with them based on their behavior and implicit needs and 3.) yield quantifiable, predictable demand creation. We will concentrate on online marketing campaigns throughout 2009 and events will be scaled back to put more money into online, pan-regional lead generation activities.

The second area of focus is sales enablement.  Starting in October of 2008, Vignette took specific actions around market segmentation, territory design and sales force productivity. We underwent a data-driven and comprehensive exercise to define and segment our target audience and focus our investments around major metropolitan markets. We took action to increase quota-carrying investments and reduce non-quota carrying investments throughout the field. A new prescriptive and proven sales methodology has been implemented to help our sales force sell strategically, conceptually and consistently. We have also invested in a sales force automation tool that will provide the systematic workflow and data visibility to measure and track our success in lead management and sales force productivity. We combined all these efforts with attractive quota and compensation plans that we believe will allow us to retain and attract top field talent.

The third area is channel optimization.  Vignette completed a similarly detailed analysis of the channel program and is expanding its use of partners to cover geographic and industry segments that are outside the territories of our field representatives.  We are enabling and empowering our partners to be effective extensions of the Vignette sales force.  This enablement covers three key areas: 1.) A comprehensive technical enablement program that helps our partners build strong technical skills around our solutions, 2.) A flexible sales enablement program that combines online learning and sales workshops to help our channel partners build strong business development skills around our key solutions and 3.) A continuation of our ongoing investment in our partner extranet to ensure we have a single repository of sales information, whitepapers and best practices.  We will continue to build on the existing resellers we have developed in our international business. This will enable us to address new markets and provide strong local support for our customers across sales, implementation and post sales activities. We are expanding North America partner focus from referral/business development to reseller.

Products

Our product development in 2009 includes investments around providing non-technical users with the ability to easily manage and update their content. There is a concerted effort to improve the speed and simplicity of implementation. Our aim is to build revenue streams in high-growth markets that complement our core Web content management business. This includes social media and web experience optimization.

We are also investing on the imaging and workflow front as we continue to enhance our business through channel programs, industry focus and product improvements.

In regards to pricing, we introduced two simplified pricing bundles around our Web content management product suite in Q4.

Corporate Development

On the corporate development front, we have a solid balance sheet which allows us to continue our path for growth and consider M&A activity. We will be selective when it comes to acquisitions.  We have implemented a discipline around the evaluation of potential M&A opportunities and we intend to maintain that discipline. Past opportunities that were deemed too expensive may become more reasonable from a valuation perspective. Areas of interest include opportunities where we can build on core markets, expand into adjacent markets and expand our geographic or vertical reach.

Outlook

The following comments reflect our outlook today, February 3, 2009, and contain forward-looking statements subject to the risks we outlined earlier in the risk disclosure statement. Vignette is not obligated to update guidance during the quarter and if we do so it will be in a public statement.

Given the impact that the ongoing uncertainty in the economy can have on our business we are going to suspend giving detailed quarterly guidance in 2009.

Instead we plan to provide directional annual guidance for key elements of the P&L, but not specifically for total revenue or EPS metrics.

We will continue to strive to grow license revenue in 2009 but now expect that due to foreign currency movements and our lower level of license revenue in 2008 that we will see reduced levels of services revenue.

In the full-year 2009:

  License revenue is expected to be flat to up 20% year over year.
  Maintenance revenue is expected to decline up to 10% year over year.
  Professional services revenue is expected to decline up to 20% year over year.

To maintain positive cash flow from operations and positive non-GAAP operating income we have already taken action to reduce our costs and will continue to monitor the revenue outlook to maintain a balance between revenue and investments:

  Operating expenses are expected to decrease up to 10% year over year.
  We expect to be profitable and cash flow positive for the year.
  We expect to earn modest profit at non-GAAP operating and net income levels for the year.

We expect that our results will experience some fluctuation from quarter to quarter and that generally results will improve as the year progresses.

Conclusion

2009 will be an interesting year. We are committed to keeping our balance sheet strong while improving our core business and maintaining positive cash flow for the full fiscal year. We believe that 2009 provides us with an opportunity to address some fundamental challenges and we are taking specific and measureable steps to improve our go-to-market through focused sales, marketing and product initiatives.